DEPOSIT RECEIPT CONTRACT FOR SALE AND PURCHASE


SELLER: THE INSTITUTE FOR ECONOMETRIC RESEARCH, INCORPORATED, a Florida corporation, 3471 North Federal Highway, Oakland Park, FL 33306

BUYER:         RRC ACQUISITIONS, INC., a Florida corporation,
               121 West Forsyth Street,
               Jacksonville, FL 32202

The above named Buyer and Seller hereby agree that Seller shall sell and the Buyer shall purchase the following described property (the "Property"), upon the terms and conditions herein set forth, including all addenda hereto:

1. Vacant real estate located in Deerfield Beach, Broward County, Florida, consisting of the easternmost 8.50 acres of:

        Parcel "A", COLONNADE BUSINESS CENTER I, Plat Book 139, Page 49, of the public records of Broward County, Florida as shown on the sketch attached hereto as Exhibit "A".

        The surveyor who prepares the survey as hereinafter provided shall prepare an accurate legal description of the Property which shall contain approximately 8.50 acres, as shown on the sketch in Exhibit "A" attached hereto. Frontage along SW 10th Street shall be no less than 800 feet, approximately

2.      PURCHASE PRICE IS:  (in U.S. Funds)..........................$2,100,000

3.      METHOD OF PAYMENT:
        Earnest Money Deposit within three (3) days after full execution hereof in Mastriana &
        Christiansen, P.A. ("Escrow Agent") Trust Account. .........$    50,000

        Additional Earnest Money Deposit due upon the expiration of the Inspection Period referred to in PARAGRAPH 6 hereof, if this Contract is not terminated by Buyer during the Inspection Period (which Additional Earnest Money Deposit shall be considered as part of the Earnest Money Deposit
        for all purposes)...........................................$    50,000

        Balance of funds due from Buyer in the form of U.S. currency, or wired funds on closing and delivery of deed (or such greater or lesser amount as may be necessary to complete payment of purchase price after deposits, credits, adjustments and prorations, it being agreed that earnings on the Earnest Money Deposit shall be deemed to be part of the Earnest Money Deposit for all purposes)..........$2,000,000

        TOTAL PURCHASE PRICE............................... .........$2,100,000

4. ACCEPTANCE DATE: This offer shall be null and void unless accepted, in writing, and a signed copy received by Buyer on or before 5:00 p.m., March 3, 1995 (the "Final Acceptance Date") (fax transmittal acceptable, followed by hard copy.)

     5. CLOSING DATE: This contract shall be closed and the deed and possession shall be delivered no later than thirty (30) days after the expiration of the Inspection Period, as hereinafter defined, subject to the provisions of PARAGRAPH 6 hereof.

6. BUYER is granted by Seller an Inspection Period commencing with the Final Acceptance Date of this Contract and terminating at the close of the business day next following ninety (90) days thereafter. The purpose of the Inspection Period is to allow Buyer to investigate and gather information regarding the Property and other matters relevant to Buyer's decision to purchase, to determine at Buyer's full and complete discretion the feasibility of the Property for Buyer's intended use or purpose, as well as all necessary inquiries regarding concurrency, zoning and environmental inspections. In the event during the Inspection Period Buyer determines in its sole and absolute discretion that the Property is not suitable for Buyer's intended use, including without limitation title and survey matters, Buyer shall have the option of terminating this Contract and receiving a return of all of Buyer's deposits by giving Seller written notice of termination on or before the expiration of the Inspection Period. Failure to exercise said option to terminate by the expiration of the Inspection Period, shall cause the deposits to become nonrefundable. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

     Seller  makes no  warranty  or  representations  express or impled as to zoning, availabilitY of utilities, soil tests, drainage, accessibility, use limitations, access, impact fees, master land use plans or restrictions, drainage district requirements, record dedication requirements or platting requirements, or any other factors affecting use and development of the Property. Seller has not, and has no knowledge that any other person has, caused any release or disposal of any hazardous material at, upon or under the Property in any material quantity. The Property, to the best of Seller's knowledge, does not and has not contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps, (d) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law, or (e) site on or nominated for the National Priority List promulgated pursuant to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law.

        Buyer and its agent are granted the right to enter upon the Property for purposes of conducting such tests and surveys as it chooses within said Inspection Period and Buyer but does hereby fully indemnify Seller against all claims of any nature whatsoever which may result from said activity, either directly or indirectly, and agrees to pay such reasonable costs and fees as may be incurred by Seller in defense thereof.

7. Buyer's interest in this Contract is assignable, but may only be assigned in writing with advance notice to Seller, provided such assignment shall in no way delay the date of the closing.

     8. EVIDENCE OF TITLE: Within fifteen (15) days of the date of execution hereof, Seller will provide at Seller's expense and deliver to Buyer or Buyer's attorney, a title insurance commitment, in form and substance acceptable to Buyer. Buyer shall have ten (10) business days from the date of receiving the title insurance commitment to examine same. If title is not acceptable to Buyer, Buyer shall notify Seller in writing specifying defects(s). Seller will have ninety (90) days from receipt of notice within which to remove said defect(s); and if Sellers are unsuccessful in removing them within said time, Buyer shall have the option of either accepting the title as it then is, or demanding a refund of the Earnest Money Deposit, which shall forthwith be returned to Buyer and thereupon Buyer and Seller shall be released, as to one another, of all further obligations under Contract.

     9. SURVEY: With the title insurance commitment Seller at Seller's expense will deliver a current and accurate survey of the Property certified and prepared in accordance with ALTA/ACSM standards by a registered Florida surveyor. If the survey shows any encroachment on Property or that improvements intended to be located on
                                            -2-

        Property in fact encroach on setback lines, easements, lands of others, or violate any restrictions, covenants or applicable governmental regulations, the same shall be treated as a title defect.

     10. PLACE OF CLOSING: Closing shall be held in the office of Escrow Agent in Broward County, Florida. It is acknowledged that Escrow Agent is Seller's attorney.

     11. TIME: Time is of the essence of this Contract. Time periods herein of less than six (6) days shall in the computation exclude Saturdays, Sundays and legal holidays, and any time period provided for herein which shall end on Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next business day.

12. DOCUMENTS FOR CLOSING: Seller shall furnish a statutory warranty deed, subject to matters shown in the title insurance commitment approved by Buyer, a no lien and possession affidavit, a GAP affidavit, a FIRPTA affidavit and any corrective instruments that may be required to perfect title. Buyer shall furnish the closing statement.

     13. EXPENSES: In addition to other expenses allocated hereunder, Seller shall be responsible for payment of all state and county documentary stamps and other transfer taxes on the deed, the title insurance premium and the cost of the survey. Buyer shall be responsible for the cost of recording the deed.

     14. PRORATIONS: Taxes, assessments, and other expenses and revenue of property shall be prorated through day prior to closing. Cash at closing shall be increased or decreased as may be required by the prorations. Taxes shall be prorated based on the current year's tax. If closing occurs at a date when the current year's millage is not fixed, and current year's assessments is available, taxes will be prorated based upon such assessment and the prior year's millage. If current year's assessment is not available, then taxes will be prorated on the prior year's tax. Any tax proration based on an estimate may at request of either Buyer or Seller be subsequently readjusted upon receipt of tax bill on the condition that a statement to that effect is in the closing documents.

15. SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing are to be paid by Seller. Pending liens as of date of closing shall be assumed by Buyer, provided, however, that if the improvement has been substantially completed as of closing date, such pending lien shall be considered as certified, confirmed or ratified and Seller shall, at closing, be charged an amount equal to the last estimate by the public body of assessment for the improvement.

     16. ATTORNEY FEES; COSTS: In any litigation arising out of this Contract, the prevailing party shall be entitled to recover reasonable attorney's fees and costs, including appellate fees and costs.

     17. FAILURE OF PERFORMANCE: If Buyer fails to perform this Contract within the time specified (including payment of all deposits hereunder) absent a default by Seller, the Earnest Money Deposit paid by Buyer shall be retained by or for the account of Seller as liquidated damages in consideration for the execution of this Contract and in full settlement of any claims; whereupon Buyer and Seller shall be relieved of all obligations under this Contract. If Seller fails, neglects or refuses to perform this Contract, the Buyer may seek specific performance or elect to receive the return of the Earnest Money Deposit.

     18. CONTRACT NOT RECORDABLE; PERSONS BOUND; NOTICE: Neither this Contract nor any notice thereof shall be recorded in any public records. This Contract shall bind and inure to the benefit of the parties hereto and their successors in interest. Whenever the context permits, singular shall include plural and the
                                            -3-
     general shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to said party.

     19. OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Buyer or Seller unless included in this Contract. No modification or change in this Contract shall be valid or binding upon the parties unless in writing and executed by the party or parties to be bound thereby.

     20. DESTRUCTION OF PROPERTY: If any portion of the Property is damaged or destroyed by fire or other cause prior to the date of Closing, then Buyer may, at Buyer's option, either (a) receive the proceeds of any insurance payable in connection therewith, if any, under the insurance policy or policies covering the damaged or destroyed property and thereupon remain obligated to perform this Contract, or (b) terminate this Contract and receive a return of the Earnest Money Deposit previously paid, deposited or advanced by Buyer. Upon such termination, neither party hereto shall thereafter be under any further liability or obligation to the other party hereunder, except that Buyer shall receive the return of all such deposits.

     21. EMINENT DOMAIN: If any condemnation proceedings or eminent domain proceedings of any kind shall be commenced against the property prior to Closing, then at the option of Buyer,

               (a) this contract may be terminated, and upon such termination, the parties hereto shall be relieved of all further liability hereunder, except that Buyer shall receive the return of the Earnest Money Deposit, or

               (b) this Contract shall continue without adjustment in the Purchase Price and all awards under such proceedings shall become the property of Buyer, Seller hereby assigning to Buyer any claim or interest therein.

22.     AGREEMENTS CONCERNING OFF-SITE IMPROVEMENTS:  The parties
        acknowledge  that  Broward  County  and  Seller's  predecessor  in title heretofore entered into a certain agreement concerning off-site improvements for roads. Such agreements are (i) an Agreement/Phasing the Installation of Required Road Improvements recorded in official Records Book 20258, Page 105 of the public records of Broward County, Florida, and (ii) a Replacement Road Impact Agreement recorded in Official Records Book 20258, Page 116 of said records (collectively the "Road Improvement Agreements"). The Property is subject to the burdens of the Road Improvement Agreements, and a portion of certain sums due thereunder from Seller will be reimbursed by Buyer, should the Closing occur. Such portion shall be Buyer's prorata share based on the area of the Property as acquired by Buyer and the aggregate area of the lands which are the subject of the Road Improvement Agreements. At Closing, should it occur, Buyer shall deposit cash or letters of credit with Escrow Agent until such time as the Road Improvement Agreements are modified so as to substitute Buyer, as the person obligated thereunder with respect to the obligations attributable to the Property, in such manner and amounts as are agreed to by Buyer, Seller and Broward County, prior to the conclusion of the Inspection Period it being the intent of the parties that Buyer shall be substituted for Seller with respect to the obligations imposed with respect to the Property if and when a Closing occurs, but not otherwise. Should such substitution be made, Buyer's performance under the Road Improvement Agreements and its right to the benefits thereof, shall not be dependent upon the performance of any other person with respect to any other property affected by the Road Improvement Agreements.

23. LEASE: It is a condition of closing that Buyer have entered into an acceptable lease of a portion of the Property with Winn-Dixie Stores, Inc., or other supermarket acceptable to Buyer. Buyer may terminate this agreement should such condition not occur prior to the expiration of the Inspection Period, in which event the Earnest Money Deposit shall be returned to Buyer.

     24.  BROKERS:   The  parties  recognize  as  real  estate  broker  in  this transaction are the following:
                      SUN VEST REAL ESTATE
                      2600 E. Commercial Blvd., #200
                      Fort Lauderdale, Florida 33308

        Seller agrees to pay the total commission of said broker upon closing of this transaction, of SIX percent (6%) of the gross purchase price. In the event Buyer fails to close for any reason, and the deposit(s) herein are paid to Seller, Broker shall hold no claim on said deposit monies.

25. Should this transaction close, Buyer shall landscape, which landscaping plan must be approved by Seller, the western boundary of the Property with trees and shrubbery to act as a buffer between the Property and Seller's remaining property. Seller's approval of such plan shall not be unreasonably withheld. The approved landscaping plan shall be incorporated into Buyer's site plan submittal to the City of Deerfield Beach for Site Plan Approval. Seller agrees to approve the plan no later than the date which is thirty (30) days prior to the end of the Inspection Period.

     26. ESCROW AGENT: By signing a copy of this Agreement, Escrow Agent acknowledges receipt of the initial Earnest Money Deposit and agrees to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this Agreement. Escrow Agent shall invest the Earnest Money Deposit in a money market interest account with a national bank acceptable to Seller and Buyer. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

27. TAX IDENTIFICATION. Seller and Buyer shall provide to Escrow Agent appro-priate Federal tax identification numbers.

28. NOTICES: All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement may be served (as an alternative to personal service) by registered or certified mail, overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

               As to Seller:        The Institute for Econometric Research, Inc.
                                    Attention:  Glen Parker
                           3471 North Federal Highway
                           Oakland Park, Florida 33306
                            Facsimile: (305) 563-9003

               As to Buyer:         RRC Acquisitions, Inc.
                           Attention: Robert L. Miller
                          Suite 200, 121 W. Forsyth St.
                           Jacksonville, Florida 32202
                            Facsimile: (904) 634-3428

               With a copy to:      Ulmer, Murchison, Ashby & Taylor
                                    Attention:  William E. Scheu, Esq.
                                    P. O. Box 479
                                    Suite 1600, 200 W. Forsyth St.
                                    Jacksonville, Florida  32201
                                    (32202 for courier)
                                    Facsimile: (904) 354-9100

           As to Escrow Agent:      Mastriana & Christiansen
                         Attention: F. Ronald Mastriana
                           2750 North Federal Highway
                          Ft. Lauderdale, Florida 33306
                            Facsimile: (305) 566-1592

Any such notice or demand given by registered or certified mail or by reputable overnight courier with postage or charges thereon fully prepaid and addressed to the party to be served at the addresses set forth above shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier.


Executed by Seller on ______________        Executed by Buyer on ______________


SELLER:                                            BUYER:

THE INSTITUTE FOR ECONOMETRIC                        RRC ACQUISITIONS, INC., a
                                                        Florida
CORPORATION RESEARCH,                              corporation
INCORPORATED, a Florida corporation

                                                   By: _______________________
                                                        [ - - - - - - - - - - ]
By:_____________________________                        Name (Please Print)
    GLEN KING PARKER, Chairman                          Its:__________________


By:_____________________________
    NORMAN G. FOSBACK, President






Deposit received on _________________, 1995, to be held subject to this Contract; if check, subject to clearance.

                                                   By: MASTRIANA & CHRISTIANSEN


                                                   By:_________________________
                                                          F. RONALD MASTRIANA


deerfiel.psa

                                            -6-
I:\USERS\WES\REG\TIER\CSP.F3